Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

DONALD REITH, individually and on	)
behalf of all others similarly situated,	)
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Plaintiff,	)
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v.	)	C.A. No. 2018-0277-MTZ
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WARREN G. LICHTENSTEIN, GLEN M. KASSAN, WILLIAM T. FEJES, JR., JACK L. HOWARD, JEFFREY J. FENTON, PHILIP E. LENGYEL, JEFFREY S. WALD, STEEL PARTNERS HOLDINGS L.P., STEEL PARTNERS, LTD., SPH GROUP HOLDINGS LLC, HANDY & HARMAN LTD., and WHX CS CORP.,	)
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Defendants,	)
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-and-)
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STEEL CONNECT, INC., a Delaware Corporation,	)
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Nominal Defendant.	)

Notice of Pendency of derivative and class action,
proposed settlement of derivative and class action,
settlement hearing, and right to appear

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF SHARES OF COMMON STOCK OF STEEL CONNECT, INC. AND ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF SHARES OF COMMON STOCK OF STEEL CONNECT, INC. WHO OWNED SHARES BETWEEN AND INCLUDING DECEMBER 15, 2017 AND FEBRUARY 18, 2022 WITH STANDING TO ASSERT RELEASED CLAIMS, INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS-IN-INTEREST, SUCCESSORS, PREDECESSORS-IN-INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, ESTATES, HEIRS, TRANSFEREES, AND ASSIGNS, IMMEDIATE AND REMOTE, AND ANY PERSON ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM, TOGETHER WITH THEIR RESPECTIVE SUCCESSORS-IN-INTEREST, SUCCESSORS, PREDECESSORS-IN-INTEREST, PREDECESSORS, TRANSFEREES, AND ASSIGNS, IN THEIR CAPACITIES AS SUCH ONLY.

IF YOU HOLD COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS NOTICE TO SUCH BENEFICIAL OWNER.

This Notice of Pendency of Derivative and Class Action, Proposed Settlement of Derivative and Class Action, Settlement Hearing, and Right to Appear (the “Notice”) relates to a proposed settlement (the “Settlement”) of the above-captioned action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE ACTION.

(i) Plaintiff Donald D. Reith (the “Plaintiff”); (ii) Warren G. Lichtenstein (“Lichtenstein”), Glen M. Kassan (“Kassan”), William T. Fejes, Jr. (“Fejes”), Jack L. Howard (“Howard”), Jeffrey J. Fenton (“Fenton”), Jeffrey S. Wald (“Wald”) (collectively, the “Individual Defendants”), Steel Partners Holdings L.P. (“Steel Holdings”), SPH Group Holdings LLC1; and (iii) nominal defendant Steel Connect, Inc. (“STCN” or the “Company” and together with the Individual and Institutional Defendants, the “Defendants,” and the Defendants and Plaintiff together, the “Parties”) entered into a Stipulation and Agreement of Compromise, Settlement, and Release (the “Stipulation”)2 on October 18, 2024. The Settlement set forth in the Stipulation is contingent on its approval by the Court.

[1]	Steel Holdings and SPH Group Holdings are referred to as the “Institutional Defendants.” The Individual Defendants and the Institutional Defendants are referred to as the “Individual and Institutional Defendants.”

[2]	The capitalized terms used in this Notice and not otherwise defined are defined in the Stipulation. A copy of the Stipulation, including exhibits, is available at https://ir.steelconnectinc.com/investor-information.

Please note: This Notice describes the rights you may have under the Stipulation and what steps you may, but are not required to, take concerning the proposed Settlement. If the Court approves the Settlement, the Parties will ask the Court to approve the Order and Final Judgment that would end the Action.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. This Notice is provided to STCN stockholders pursuant to an order of the Court. This is not a solicitation from a lawyer. The purpose of this Notice is to inform you about the pendency of the Action, which was brought by the Plaintiff on behalf of and for the benefit of the Company and its stockholders, the proposed Settlement, a hearing on the proposed Settlement (the “Settlement Hearing”), and your right, among other things, to participate in the Settlement Hearing.

2. Pursuant to the Court’s Scheduling Order, the Settlement Hearing will be held on December 13, 2024, at 3:15 p.m., before the Honorable Morgan T. Zurn at Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or at such a date and time as the Court may direct without further notice), to: (i) determine whether Plaintiff and Plaintiff’s counsel have adequately represented the interests of STCN and the Class; (ii) determine whether the proposed Settlement, as set forth in the Stipulation, should be approved by the Court as fair, reasonable, adequate, and in the best interests of the Company and the Class; (iii) determine whether an order and judgment should be entered approving the Settlement and dismissing the Action with prejudice, releasing, barring, and enjoining prosecution of Plaintiff’s Released Claims (as summarized in paragraph 51 below), upon the terms and conditions set forth in the Stipulation; (iv) hear and determine any objections to the Settlement; (v) hear and determine any Settlement Fees and Expenses Application, Service Award Request (as defined below), and/or Mootness Fee Application as summarized in paragraphs 53 and 54 below; and (vi) hear other such matters as the Court may deem necessary and appropriate.

3. The Court has reserved the right to adjourn and reconvene the Settlement Hearing without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties to the Stipulation and without further notice of any kind.

WHAT IS THIS CASE ABOUT?

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE PARTIES. IT IS BASED ON STATEMENTS OF THE PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THE ACTION AND OF THE PROPOSED SETTLEMENT OF THE ACTION SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY, OR MAY NOT, WISH TO TAKE IN RELATION TO THE ACTION.

4. Plaintiff has been a stockholder of STCN at all relevant times. The Individual Defendants were members of STCN’s Board of Directors at the time of some or all of the events alleged in the Complaint.

5. Plaintiff filed the Complaint on April 13, 2018. The Complaint sought relief derivatively on behalf of STCN and directly on behalf of the stockholders of STCN.

6. The Complaint alleges, among other things, that:

(i) Steel Holdings is a controlling stockholder of the Company;

(ii) Individual Defendants breached their fiduciary duties when, effective December 15, 2017, they approved the sale of 35,000 shares of newly created Series C Convertible Preferred Stock to Steel Holdings for $1,000 per share, for an aggregate purchase price of $35 million (the “Preferred Stock Transaction”) and caused STCN to issue a total of 5.5 million shares of common stock and restricted stock as equity grants to three directors affiliated with Steel Holdings (the “Equity Grants”) for the purpose of entrenching Steel Holdings and increasing its control of the Company by approving transactions that provided Steel Holding’s majority control at an unfair price and appointing two additional directors to the Board who lack independence from Steel Holdings;

(iii) Individual Defendants breached their fiduciary duties by filing and seeking stockholder action on the basis of a materially false and misleading Proxy Statement dated March 19, 2018 filed as Schedule 14A with the SEC (the “2017 Proxy”);

(iv) Individual Defendants breached their fiduciary duties by approving and/or accepting a stock award in violation of the terms of the Company’s stockholder-approved 2010 Incentive Award Plan (the “2010 Plan”); and

(v) Institutional Defendants aided and abetted the Individual Defendants’ breaches of fiduciary duties by causing the Board to approve the Preferred Stock Transaction and the Equity Grants for Steel Holding’s benefit.

7. The Complaint sought the following, among other, relief:

(i) A finding that the Equity Grants were not authorized by the 2010 Plan;

(ii) An order for rescission of 2018 amendments to the 2010 Plan and of the 1,450,000 shares granted to Lichtenstein, Howard, and Fejes contingent on those amendments;

(iii) An order for disgorgement of any compensation, stock, or Company property wrongfully obtained;

(iv) A finding that the 2017 Proxy was false and misleading;

(v) An award for the Company and/or the stockholders of the amount of damages it sustained as a result of Defendants’ alleged breaches of fiduciary duties and waste of corporate assets; and

(v) An award for Plaintiff of the costs, expenses, and disbursements of the action, including any attorneys’ and experts’ fees and, if applicable, pre-judgment and post-judgment interest.

8. Before bringing the Complaint, Plaintiff and his counsel obtained from the Company books and records under Section 220 of the Delaware General Corporation Law.

9. On June 8, 2018, Defendants moved to dismiss the Complaint.

10. On June 28, 2019, the Court issued a Memorandum Opinion granting in part and denying in part the motions to dismiss. The Court denied Defendants’ motions to dismiss with respect to the following claims: (1.) the derivative breach of fiduciary duty claims concerning the Preferred Stock Transaction against Lichtenstein, Kassan, Fejes, Howard; (2.) the derivative breach of fiduciary duty claims concerning the Equity Grants against the Individual Defendants; (3.) the derivative breach of fiduciary duty claim against Steel Holdings; (4.) the direct breach of fiduciary duty claims concerning the disclosures in the Proxy against the Individual Defendants; (5.) the unjust enrichment claims concerning the Equity Grants against Steel Holdings, Lichtenstein, Fejes, and Howard; and (6). the unjust enrichment claims concerning the Preferred Stock Transaction against Steel Holdings and SPH Group Holdings LLC.

11. The Court dismissed: (1) all direct claims, except for the disclosure claim; (2) the derivative breach of fiduciary duty claims concerning the Preferred Stock Transaction against Fenton, Lengyel, and Wald; (3) the aiding and abetting claims; (4) the unjust enrichment claims concerning the Equity Grants against SPH Group Holdings LLC; and (5) the unjust enrichment claims with respect to the Preferred Stock Transaction against Lichtenstein, Fejes, and Howard. The Court dismissed Steel Partners, LTD., Handy & Harman Ltd., and WHX CS Corp in their entirety.

12. On September 6, 2019, the Individual and Institutional Defendants filed answers to the Complaint, denying any liability and asserting various affirmative defenses.

13. In August and December of 2021, a total of 3.3 million equity shares of STCN Common Stock, consisting of 450,000 unvested shares and 2,850,000 vested shares (the “Surrendered Shares”), were surrendered by Lichtenstein, Fejes and Howard to STCN and cancelled. While the Surrendered Shares are not consideration for this Settlement, Plaintiff acknowledges that the Surrendered Shares reduced, and would have served as an offset against, Plaintiff’s claims for damages against Defendants in the Action, and Defendants acknowledge that Plaintiff’s prosecution of the claims in this Action was the cause of the surrender of the Surrendered Shares.

14. On February 18, 2022, the Parties filed a Stipulation and Agreement of Compromise, Settlement, and Release (the “Previous Settlement Stipulation”) contemplating the settlement of the Action (the “Previous Settlement”).

15. On September 21, 2022, the Parties filed an amendment to the Previous Settlement Stipulation.

16. On September 23, 2022, the Court rejected the Previous Settlement.

17. On April 30, 2023, the Company, Steel Holdings and certain entities affiliated with Steel Holdings (together with Steel Holdings, the “SP Investors”) entered into a transfer and exchange agreement pursuant to which Steel Holdings and certain affiliates transferred certain assets held by them in exchange for 3,500,000 shares of Series E Convertible Preferred Stock of the Company (the “Exchange Transaction”).

18. In connection with and as a condition of the Exchange Transaction, the Company and the SP Investors entered into a stockholders’ agreement dated April 30, 2023 (the “Stockholders’ Agreement”).

19. The Stockholders’ Agreement defines “Reith Litigation Proceeds” as all cash compensation, payments, penalties, interest and other damages, if any, recovered or received by the Company or any of its Affiliates (as defined in the Stockholders’ Agreement) as a result of the Reith Claims (as defined in the Stockholders’ Agreement), whether such compensation, penalties, interest or other damages are recovered at trial, upon appeal or in settlement.

20. The Stockholders’ Agreement defines “Reith Litigation Expenses” as, without duplication, the sum of all documented out-of-pocket fees, costs and expenses (including attorneys’ fees and expenses) reasonably incurred by the Company or any Subsidiary (as defined in the Stockholders’ Agreement) of the Company in pursuing, prosecuting and settling the Reith Claims; which shall (i) include (x) the fees and expenses of advisors and witnesses (including expert witnesses), court costs and out-of-pocket expenses reasonably incurred by current or former employees or advisors of the Company (excluding any compensation expenses of current employees of the Company) and (y) any Tax (as defined in the Stockholders’ Agreement) accrued or incurred as a result of the Company’s receipt of the Reith Litigation Proceeds to the extent that such Tax is not capable of being offset by any net-operating loss carryforwards or any current losses or deductions in the current year in which the Reith Litigation Proceeds are received, and (ii) exclude (x) any fees, costs and expenses incurred by any member of the SP Group (as defined in the Stockholders’ Agreement) and their Affiliates (other than the Company and any Subsidiary of the Company) and (y) any fees, costs and expenses that were paid from any settlement amount prior to distribution of the Reith Litigation Proceeds to the Company, in each case, as determined in good faith by the Independent Audit Committee (as defined in the Stockholder’s Agreement).

21. The Stockholders’ Agreement required seventy percent (70%) of any “Reith Net Litigation Proceeds” (Reith Litigation Proceeds minus Reith Litigation Expenses) to be promptly distributed by way of a special dividend or other distribution, as determined by the Board (the “Reith Distribution”), to the holders of STCN Common Stock outstanding on the record date (the “Record Date”) set by the Board for such dividend or other distribution, with the remaining thirty percent (30%) of the Reith Net Litigation Proceeds being retained by the Company.

22. In the Stockholders Agreement, the SP Investors agreed to waive any right to receive any portion of the Reith Distribution to the extent of any shares of STCN Common Stock held by the SP Investors as of the Closing (as defined in the Stockholders’ Agreement) or acquired upon conversion of the Convertible Instruments (as defined in the Stockholders’ Agreement), provided, however, to the extent any SP Investor acquired STCN Common Stock after the Closing (other than in connection with the conversion of the Convertible Instruments), it would be entitled to its pro-rata portion of the Reith Distribution with respect to its Net-Positive After-Acquired Stock Position (as defined in the Stockholders’ Agreement).

23. On June 21, 2023, the Company filed a certificate of amendment to the Company’s restated certificate of incorporation (the “Charter”) with the Secretary of State of the State of Delaware to effect a 1-for-3,500 reverse stock split (the “Reverse Stock Split”) of STCN Common Stock, par value $0.01 per share, followed immediately by the filing of a certificate of amendment to the Charter with the Secretary of State of the State of Delaware to effect a 375-for-1 forward stock split of STCN Common Stock (the “Forward Stock Split,” and, together with the Reverse Stock Split, the “Reverse/Forward Stock Split”). On a net basis, the Reverse/Forward Stock Split resulted in an approximate 1-for-9.333 reverse stock split.

24. Plaintiff’s counsel obtained and reviewed extensive document discovery produced or served in the Action, which totaled approximately 103,200 pages before the Parties filed the Previous Settlement Stipulation.

25. Following the rejection of the Previous Settlement, Plaintiff noticed nine depositions, prepared an updated scheduling order reflecting a new trial date, and pursued discovery with Defendants and third parties.

26. Plaintiff’s pursuit of additional discovery resulted in the production of approximately 4,300 pages of documents by Stout Risius and Ross, LLC and approximately 3,400 pages of documents by Cerberus Business Finance LLC in response to subpoenas served by Plaintiff.

27. Plaintiff also took the depositions of Special Committee member, Jeffrey Fenton, Steel Holdings President, Jack Howard, and STCN board member, William Fejes.

28. On January 4, 2024, the Parties conducted a mediation (the “Mediation”) before the Honorable Joseph R. Slights III (the “Mediator”).

29. At the end of the Mediation, upon confirming that Steel Holdings would, subject to board approval, agree to increase the allocation of any Reith Net Litigation Proceeds to holders of STCN Common Stock to one hundred percent (100%), the Mediator proposed the following (the “Mediator’s Proposal”): “The insurers . . . shall together fund the monetary component of a proposed settlement on behalf of all defendants named in the above-referenced action in the total amount of $6 million cash. That payment obligation, and Plaintiff’s obligation to accept that sum, are conditioned upon the parties to the action reaching agreement on substantive corporate governance reforms. The obligations to pay and accept the monetary consideration are further conditioned upon the parties’ negotiation of a binding, customary settlement agreement, to include a release of claims pending in the action, and approval of the settlement by the Court of Chancery.”

30. On January 10, 2024, all Parties accepted the Mediator’s Proposal.

31. The Parties subsequently negotiated a potential settlement based on the Mediator’s Proposal and agreed: (a) that officers and directors of the Company would not receive any portion of any Reith Distribution; (b) that if the Reith Litigation Expenses exceeded $450,000, Plaintiff could terminate the Settlement unless Defendants agreed to cap such Reith Litigation Expenses at no more than $450,000, exclusive of any fees and expenses awarded to Plaintiff and Plaintiff’s counsel; and (c) on the corporate governance reforms detailed in Exhibits A and B to the Stipulation.

32. On April 8, 2024, the Parties executed a Memorandum of Understanding (“MOU”) contemplating the Settlement among the Parties.

33. The Parties have since reached agreement on all Settlement terms aside from the source of any potential mootness fee awarded under a successful Mootness Fee Application.

34. Following an analysis of the strengths and weaknesses of the Action, including review and analysis of the discovery received, Plaintiff’s counsel believe that the Settlement provides the Company and its stockholders with substantial benefits that address each of the claims in the Complaint, to the extent such claims were not dismissed.

35. At all times, each of the Individual and Institutional Defendants has denied, and continues to deny, the allegations of wrongdoing in the Complaint, including that he or it committed a breach of a fiduciary duty.

36. Each of the Individual and Institutional Defendants expressly maintains that he or it has at all times complied with his or its fiduciary and other legal duties.

37. On October 22, 2024, the Court entered the Scheduling Order scheduling the Settlement Hearing; staying and suspending all proceedings in the Action, other than proceedings necessary to carry out the terms and conditions of the Stipulation and the Settlement, until further order of the Court; and enjoining the Plaintiff from commencing or prosecuting any action asserting any Released Claims as defined in the Stipulation.

WHY ARE THE PARTIES SETTLING?

38. Plaintiff and Plaintiff’s counsel have determined that the terms of the Settlement are fair, reasonable, adequate, and in the best interests of the Company and its stockholders and that it is reasonable to pursue a settlement of the Action based upon the terms and the procedures outlined in the Stipulation.

39. Defendants, solely to avoid the burden, expense, distraction, and uncertainties inherent in further litigation, and without admitting the validity of any allegations made in the Action, or acknowledging any liability with respect thereto, have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation.

40. Defendants maintain that they have not breached any fiduciary duty, have not engaged in any of the wrongful acts alleged in the Action, and expressly maintain that each of them diligently and scrupulously complied with his or its fiduciary and other legal duties, as applicable, and entered into the Stipulation solely to eliminate the burden and expense inherent in further litigation. Similarly, Plaintiff’s entry into the Stipulation is not an admission as to the lack of merit of any of the claims asserted in the Action, or any admission of the validity of any of Defendants’ defenses to liability. Each of the Parties recognizes and acknowledges, however, that the Action was brought by the Plaintiff in good faith and defended by Defendants and the Company in good faith, and that the Action is being voluntarily settled with the advice of counsel.

WHAT ARE THE TERMS OF THE SETTLEMENT?

41. The terms and conditions of the Settlement are set forth in detail in the Stipulation, which has been filed with the Court. The Settlement is subject to and will become effective only upon approval by the Court. This Notice includes only a summary of various terms of the Settlement, and it does not purport to be a comprehensive description of its terms, which are available for review as described.

42. Individual and Institutional Defendants shall cause their directors’ and officers’ liability insurance carriers to pay the amount of $6,000,000 in cash (the “Settlement Payment”) to STCN for distribution in accordance with the Stockholders’ Agreement as amended, so as to distribute one hundred percent (100%) of the Reith Net Litigation Proceeds to the Holders of STCN Common Stock as determined on the Record Date (the “Increased Reith Distribution”). For the avoidance of doubt, STCN shall have no right to receive the Settlement Payment other than for purposes of deducting and paying or reimbursing the Reith Litigation Expenses and serving as a payment agent for the Increased Reith Distribution.

43. The SP Investors have agreed to waive any right to receive any portion of the Increased Reith Distribution to the extent of any shares of STCN Common Stock held by the SP Investors as of the Closing (as defined in the Stockholders’ Agreement) or acquired upon conversion of the Convertible Instruments (as defined in the Stockholders’ Agreement), provided, however, as specified in the Stockholders Agreement, to the extent any SP Investor has acquired or will acquire STCN Common Stock after the Closing (other than in connection with the conversion of the Convertible Instruments), it will be entitled to its pro-rata portion of the Increased Reith Distribution with respect to its Net-Positive After-Acquired Stock Position (as defined in the Stockholders’ Agreement).

44. All directors and officers of STCN have agreed to waive any right to receive any portion of the Increased Reith Distribution to the extent of any shares of STCN Common Stock they hold.

45. The Settlement is conditioned upon the STCN Board of directors approving the corporate governance matters set forth in Exhibit B to the Stipulation, and the parties to the Stockholders’ Agreement amending the Stockholders’ Agreement as reflected in Exhibit A to the Stipulation, which includes the increase from 70% to 100% of the Reith Litigation Proceeds being distributed to holders of STCN common stock. The corporate governance matters include requirements regarding: (i) the independence of Independent Audit Committee members; (ii) approval by the Independent Audit Committee or Disinterested Audit Committee for certain Related Party Transactions; (iii) consideration of compensation clawbacks; (iv) maintaining documentation of awards made under the Company’s stock plans; (v) compensation disclosures in public filings; (vi) approval of equity awards; and (vii) the independence of board committee membership. The corporate governance requirements will remain in effect until the earlier of (a) April 8, 2026, or (b) the date upon which any person or group of related persons owns 100% of the equity securities of STCN.

46. The class certification and release set forth in paragraphs 49 and 51 below will occur.

47. In August and December of 2021, a total of 3.3 million equity shares of STCN Common Stock, consisting of 450,000 unvested shares and 2,850,000 vested shares (the “Surrendered Shares”), were surrendered by Lichtenstein, Fejes and Howard to STCN and cancelled.3 While the Surrendered Shares are not consideration for this Settlement, Plaintiff acknowledges that the Surrendered Shares reduced, and would have served as an offset against, Plaintiff’s claims for damages against Defendants in the Action, and Defendants acknowledge, as Plaintiff contends, that Plaintiff’s prosecution of the claims in this Action was the cause of the surrender of the Surrendered Shares. Defendants represent that they would not have surrendered the Surrendered Shares absent the Previous Settlement, but Defendants ultimately decided to surrender them earlier than required under the Previous Settlement on account of tax considerations associated with the calendar year in which the surrender would be deemed to have occurred.

[3]	The Surrendered Shares were cancelled prior to the Reverse/Forward Stock Split. The Surrendered Share count is expressed in Pre-Reverse/Forward Stock Split shares.

48. Plaintiff acknowledges that the Stockholders’ Agreement is not consideration for this Settlement, but he acknowledges that the Stockholders’ Agreement put in place protections for STCN’s minority stockholders in part in response to the claims asserted in this Action, and that the Stockholders’ Agreement would have served as a partial remedy for claims made by Plaintiff in this Action. Defendants acknowledge, as Plaintiff contends, that Plaintiff’s prosecution of the claims in this Action was a substantial cause of the Stockholders’ Agreement.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

49. If the Settlement is approved, the Court will enter an Order and Final Judgment (the “Judgment”). For purposes of settlement, the Court will certify a non-opt-out class (the “Class”) consisting of all record holders and beneficial owners of shares of common stock of Steel Connect, Inc. who owned shares between and including December 15, 2017 and February 18, 2022 with standing to assert the Released Claims, including any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, transferees, and assigns, immediate and remote, and any person acting for or on behalf of, or claiming under, any of them, and each of them, together with their respective successors-in-interest, successors, predecessors-in-interest, predecessors, transferees, and assigns, in their capacities as such only.

50. Pursuant to the Judgment, the terms of settlement summarized in paragraphs 41 through 46 above will take effect.

51. Pursuant to the Judgment, the Action will be dismissed with prejudice and the following releases will bind the Parties, including STCN, and the Company Stockholders, including the Class:

Plaintiff’s Released Claims: Plaintiff, STCN, and each and every member of the Class, including any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, transferees, and assigns, immediate and remote, and any person acting for or on behalf of, or claiming under, any of them, and each of them, together with their respective successors-in-interest, successors, predecessors-in-interest, predecessors, transferees, and assigns in their capacities as such only (collectively, the “Company Stockholders”), fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, against the Individual and Institutional Defendants, all past and present officers and directors of STCN, any other of Defendants’ or STCN’s past and present officers or directors, and any of their respective agents, representatives, estates, affiliates, direct and indirect parent and subsidiary entities, partners, members, insurers, reinsurers, and advisors (collectively, the “Defendant Releasees”), any and all claims, complaints, petitions, sanctions, or assertions of wrongdoing in any way, shape or form, including unknown claims, that Plaintiff asserted in the complaint filed in the Action, or that STCN could have asserted directly, or that Plaintiff or any other STCN stockholder could have asserted derivatively on behalf of STCN or that any Class member could have asserted directly, in any forum, based upon, arising out of, relating to, or concerning (which phrases are intended to be construed as broadly as permitted under applicable Delaware law as to the scope of releases provided in consideration for settlement of derivative or class claims) the matters alleged in any complaint filed in the Action, including without limitation (i) equity shares granted by STCN to Lichtenstein, Fejes and Howard; (ii) the December 2017 ModusLink/IWCO merger and the financing arrangements concurrent therewith, including the preferred stock transaction between STCN and SPH Group Holdings LLC; and (iii) the 2017 Proxy and the stockholder vote that followed it (collectively, “Plaintiff’s Released Claims”). Notwithstanding anything to the contrary herein, Plaintiff’s Released Claims shall not include (a) claims relating to the enforcement of the Settlement; (b) claims between STCN or its officers, directors, or employees, on the one hand, and any insurer for STCN or any of the Defendants, on the other hand; (c) claims for any conduct after April 8, 2024; (d) claims arising from the Exchange Transaction; or (e) claims for any conduct regarding any proposed combination of Steel Holdings and the Company that is not alleged in the Action.

Defendants’ Released Claims: The Individual and Institutional Defendants, on behalf of themselves, and their respective heirs, executors, administrators, predecessors, successors, and assigns in their capacities as such only, will fully, finally and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, against Plaintiff, his respective counsel, and all agents, representatives, estates, insurers, reinsurers, and advisors of any of the foregoing (collectively, the “Plaintiff Releasees”), any and all claims, complaints, petitions, sanctions, or assertions of wrongdoing in any way, shape or form, including unknown claims, arising out of or relating to the 220 demand, or the investigation, commencement, prosecution or settlement of the Action (the “Defendants’ Released Claims” and together with Plaintiff’s Released Claims, the “Released Claims”). Notwithstanding anything to the contrary herein, Defendants’ Released Claims shall not include (a) any claims relating to the enforcement of the Settlement; and (b) claims involving any insurer for STCN or any of the Defendants.

Release of Unknown Claims: The releases summarized above include a provision expressly waiving provisions of law that may limit the release of unknown claims.

52. Pending final determination of whether the Settlement should be approved, all proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are stayed and suspended until further order of the Court. Pending final determination of whether the Settlement should be approved, Plaintiff and all STCN stockholders are barred and enjoined, to the maximum extent permitted under law, from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any of Plaintiff’s Released Claims as defined in the Stipulation, either directly, representatively, derivatively, or in any other capacity.

HOW WILL THE ATTORNEYS BE PAID?

53. The Parties did not discuss attorneys’ fees before finalizing the substantive terms of the Settlement. After reaching agreement on the substantive terms of the Settlement, the Parties negotiated concerning the amount of fees and reimbursement of expenses to be awarded Plaintiff’s counsel pursuant to any Settlement Fees and Expenses Application, with such award to be paid out of the Settlement Payment, but the Parties did not reach agreement regarding such amount. Plaintiff and Plaintiff’s counsel shall apply for an award of up to $1.2 million for fees and expenses arising from the Settlement, contingent on Court approval, with such award to be paid out of the Settlement Payment. Defendants reserve all rights with respect to such Settlement Fees and Expenses Application. Additionally, Plaintiff intends to request that the Court award him a service award in compensation of his time, effort and expenses in connection with the Action and the Settlement (the “Service Award Request”). Any amount granted by the Court upon the Service Award Request shall be paid exclusively out of Plaintiff’s counsel’s fee and expense award and will not reduce any payment to the Company or any Class Member. The Court’s disposition of the Settlement Fees and Expenses Application and Service Award Request shall not affect the validity of the Settlement.

54. Over and above the fees and expenses associated with the Settlement, Plaintiff’s counsel intend to seek an award of fees and expenses associated with the benefits that were obtained by the Company as a result of the Previous Settlement, including the Surrendered Shares (referenced herein as the Mootness Fee Application). Plaintiff’s counsel reserve the right to apply for a mootness fee from the Company of no more than $1 million. The Parties have not reached agreement regarding the source and amount of any potential mootness fee awarded under a successful Mootness Fee Application. The Parties’ principal disagreement concerns whether any Court-awarded mootness fee is a Reith Litigation Expense (as defined in the Stockholders’ Agreement, see supra paragraph 20) to be paid out of the Settlement Payment. Plaintiff contends that the definition of Reith Litigation Expenses in the Stockholders’ Agreement does not include mootness fees awarded to Plaintiff in connection with the Action. Defendants disagree, and, in the alternative, believe that the Independent Audit Committee is responsible for determining whether mootness fees represent a Reith Litigation Expense. The Parties reserve all rights regarding the Mootness Fee Application.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

55. The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held on December 13, 2024, at 3:15 p.m., before the Honorable Morgan T. Zurn at Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or at such a date and time as the Court may direct without further notice).

56. At the Settlement Hearing, the Court will, among other things: (i) determine whether Plaintiff and Plaintiff’s counsel have adequately represented the interests of STCN and its stockholders; (ii) determine whether the proposed Settlement, as set forth in the Stipulation, should be approved by the Court as fair, reasonable, adequate, and in the best interests of the Company and its stockholders; (iii) determine whether an order and judgment should be entered approving the Settlement and dismissing the Action with prejudice, releasing, barring, and enjoining prosecution of any and all of the Released Claims summarized in paragraph 51 above, upon the terms and conditions set forth in the Stipulation; (iv) hear and determine any objections to the Settlement; (v) hear and determine any Settlement Fees and Expenses Application, Service Award Request, and/or Mootness Fee Application as summarized in paragraphs 53 and 54 above; and (vi) hear other such matters as the Court may deem necessary and appropriate.

57. Please note: The Court has reserved the right to adjourn the Settlement Hearing at such hearing or any adjournment thereof, without further notice of any kind other than by oral announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as the Parties may agree to, without further notice to stockholders. You should monitor the Court’s docket before making plans to attend the Settlement Hearing. You may also confirm the date and time of the Settlement Hearing by contacting Plaintiff’s counsel as indicated in paragraph 58 below.

58. Any member of the Class or current Company stockholder may object to the Settlement. Objections must be in writing and must be filed, together with copies of all other papers and briefs supporting the objection, with the Register in Chancery, Court of Chancery, 500 North King Street, Wilmington, Delaware 19801 no later than fourteen (14) days prior to the Settlement Hearing. Objections must also be served (by e-mail or hand, first class mail, or express service) on the counsel listed below such that they are received no later than fourteen (14) days prior to the Settlement Hearing:

Travis Ferguson	A. Thompson Bayliss
MCCARTER & ENGLISH, LLP	Eric A. Veres
405 North King Street, 8th Floor	ABRAMS & BAYLISS LLP
Wilmington, DE 19801	20 Montchanin Road, Suite 200
(302) 984-6300	Wilmington, Delaware 19807
(302) 778-1000
Attorneys for Plaintiff
Attorneys for Defendants
Warren G. Lichtenstein, Glen M. Kassan, William T. Fejes, Jr., Jack L. Howard, Steel Partners Holdings L.P., and SPH Group Holdings LLC

Richard P. Rollo
Matthew D. Perri
Andrew L. Milam
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700

Attorneys for Defendants
Jeffrey J. Fenton and Jeffrey S. Wald

Andrea S. Brooks
WILKS LAW LLC
4250 Lancaster Pike, Suite 200
Wilmington, Delaware 19805
(302) 225-0850

Attorneys for Nominal Defendant
Steel Connect, Inc.

59. Any objections must: (a) state the name of the objector and, if not represented by counsel, the address and telephone number of the objector, or if represented by counsel, the name, address, and telephone number of the objector’s counsel; (b) be signed by the objector or the objector’s counsel; (c) state that the objection is being filed with respect to “Reith v. Lichtenstein, et al., C.A. No. 2018-0277-MTZ”; (d) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (e) include documentation sufficient to show stock ownership of STCN stock.

60. You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

61. Any STCN stockholder or Class member wishing to be heard orally at the Settlement Hearing is required to file and serve a timely written objection as described above, and must also serve a notice of intention to appear with the Register in Chancery (either electronically by File & ServeXpress, by hand, or by overnight mail) and serve it on Plaintiff’s counsel and counsel for each of the Defendants at the addresses set forth in paragraph 58 above so that it is received no later than fourteen (14) days prior to the Settlement Hearing. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any such witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

62. You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Plaintiff’s counsel and counsel for each of the Defendants at the addresses set forth in paragraph 58 above so that the notice is received no later than fourteen (14) days prior to the Settlement Hearing.

63. Unless the Court orders otherwise, any person or entity who does not make his, her, or its objection in the manner described above shall be deemed to have waived his, her, or its right to object to any aspect of the proposed Settlement, and shall forever be barred and foreclosed from objecting to the fairness, adequacy, or reasonableness of the Settlement or from otherwise being heard concerning the Settlement in this or any other proceeding.

64. If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate, and in the best interests of the Company and its stockholders, the Parties to the Action will ask the Court to enter the Judgment, which will, among other things:

a.	Approve the Settlement as fair, reasonable, adequate, and in the best interests of the Company and its Stockholders and approve the consummation of the Settlement in accordance with its terms and conditions;

b.	Determine that the requirements of the rules of the Court and due process have been satisfied in connection with this Notice; and

c.	Dismiss the Action with prejudice on the merits and, upon the Effective Date, grant the releases described above in accordance with the terms and conditions of the Stipulation.

NOTICE TO PERSONS OR ENTITIES HOLDING SHARES OF
COMMON STOCK OF STCN FOR THE BENEFIT OF OTHERS

65. Brokerage firms, banks, and/or other persons or entities who hold shares of the stock of STCN for the benefit of others are directed to either (a) promptly request from STCN sufficient copies of this Notice to forward to all such beneficial owners and after receipt of the requested copies promptly forward such Notices to all such beneficial owners; or (b) promptly provide a list of the names and addresses of all such beneficial owners to STCN, after which STCN will promptly send copies of the Notice to such beneficial owners. Any request for copies of the Notice and any provision of beneficial owner lists may be made to:

Broadridge Corporate Issuer Solutions

c/o Broadridge Financial Solutions, Inc.,

51 Mercedes Way, Edgewood, NY 11717,

Attn: Corporate Action Dept

Email: BCISClassActionMailingService@broadridge.com

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

66. This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, or the terms of the Settlement. For more detailed information about the matters involved in the Action, you may view the papers on file in the Action, including the Stipulation, during regular office hours at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, 500 North King Street, Wilmington, Delaware 19801. If you have questions regarding the Settlement, you may write Plaintiff’s counsel at the addresses set forth in paragraph 58 above.

PLEASE DO NOT TELEPHONE THE COURT OR THE REGISTER OF CHANCERY REGARDING THIS NOTICE.

BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE

Dated: October 23, 2024